Exhibit 99.2
Cycurion Regains Compliance with Nasdaq Bid Price Requirement
October 2, 2026
Nasdaq confirms the Company has satisfied the condition in the September 9, 2026 Hearings Panel decision; common stock continues to trade on the Nasdaq Capital Market under the symbol CYCU, subject to a Discretionary Panel Monitor through October 1, 2027
MCLEAN, Va., Oct. 02, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a leading AI-driven, tech-enabled cybersecurity solutions provider, today announced that it has received a letter, dated October 1, 2026, from the Hearings Office of The Nasdaq Stock Market LLC confirming that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(1), the minimum bid price requirement of $1.00 per share, as required by the Nasdaq Hearings Panel’s decision letter dated September 9, 2026.
The October 1 letter confirms that the Company has regained compliance with Listing Rule 5550(a)(1). Nasdaq staff’s compliance worksheet, referenced in the letter, states that on August 28, 2026 the Company effected a 1-for-8 reverse stock split and that, since then, the Company’s bid price has closed above $1.00 for 10 consecutive trading days. The Company’s common stock continues to trade on the Nasdaq Capital Market under the symbol CYCU.
The September 9, 2026 Panel decision granted the Company’s request for continued listing subject to demonstrating bid-price compliance on or before September 11, 2026. The October 1 letter confirms that condition has been met.
In application of Listing Rule 5815(d)(4)(A), the Company will be subject to a Discretionary Panel Monitor for one year from October 1, 2026, through October 1, 2027. If the Company fails to maintain compliance with any continued listing requirement during that period, Nasdaq staff will issue a delist determination letter, and the Company will not be permitted to submit a plan of compliance or receive additional time from staff to regain compliance. The Company may request a hearing, which the Nasdaq Hearings Department would promptly schedule. The Hearings Panel will consider the Company’s compliance history in any such decision.
“Nasdaq’s letter confirms that we met the bid-price condition in the Panel’s decision,” said Kevin Kelly, Chairman and Chief Executive Officer of Cycurion. “The common stock continues to trade on Nasdaq. We understand the monitor, and meeting Nasdaq’s listing standards has been, and remains, a priority for the Company.”
About Cycurion, Inc.
Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity and AI solutions, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. More info: www.cycurion.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements, including during the Discretionary Panel Monitor period through

October 1, 2027; the continued listing and trading of the Company’s common stock on the Nasdaq Capital Market; the operations and prospective growth of the Company’s business; and other statements that are not historical facts, including statements which may be accompanied by words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the Company’s ability to maintain a closing bid price of at least $1.00 per share and to satisfy Nasdaq’s other continued listing requirements; the fact that, during the Discretionary Panel Monitor period, any failure to maintain compliance will result in a delist determination without the opportunity to submit a plan of compliance or obtain additional time from Nasdaq staff; the outcome of any hearing that may follow such a determination; the effect of the reverse stock split on the market price, trading volume, and liquidity of the Company’s common stock; volatility in the Company’s stock price; any potential legal proceedings; and the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.
Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com
Cycurion Media Relations:
(888) 341-6680
media@cycurion.com

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